EXHIBIT 5(c)


                       [Letterhead of Bingham Dana LLP]



                                                   June 4, 1999



Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132

     Re:  Federal Express Corporation $300,000,000 Shelf Registration

Ladies and Gentlemen:

     We have acted as special counsel in the State of Connecticut to State Street Bank and Trust Company of Connecticut, National Association, a national banking association in its individual capacity ("State Street") and in its capacity as Owner Trustee (the "Owner Trustee") under one or more Trust Agreements ("Trust Agreements"), in connection with the filing by Federal Express Corporation ("Federal Express") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of the Registration Statement on Form S-3 to which this opinion is attached as
Exhibit 5(c), which Registration Statement we understand is to be filed with the Securities and Exchange Commission on the date hereof (as such Registration Statement may be amended from time to time, the "Registration Statement"). The Registration Statement relates to the issuance from time to time of up to $300,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") that will be issued by the Owner Trustee in connection with certain leveraged lease finance transactions pursuant to one or more Trust Agreements, each between State Street and the owner participant named therein (the "Owner Participant"), and one or more Trust Indenture and Security Agreements (individually an "Indenture", collectively the "Indentures") between the Owner Trustee and The Bank of New York ("BNY") as indenture trustee. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in, the Indentures.

     State Street has requested that we deliver this opinion to you.



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     Our representation of State Street has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Agreements (as defined below) and (ii) certificates delivered to us by the management of State Street and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

     We have examined a form of Trust Agreement and a form of Indenture which you have furnished to us (the "Operative Agreements") and which have been filed as exhibits to the Registration Statement by incorporation by reference to the Registration Statement on Form S-3 of Federal Express, File No. 333-49411, the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, documents, certificates and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to transact the business of banking and exercise fiduciary powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

     We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of State Street and the Owner Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street and the Owner Trustee).

     Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street, the Owner Trustee or the Owner Participant, as applicable, is subject to the following exceptions, qualifications and assumptions:

          (a) We have assumed without any independent investigation that (i) each party to the Operative Agreements, other than State Street or the Owner Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is

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     required generally or necessary in order for such party to enforce its rights under such Operative Agreements, and (ii) each party to the Operative Agreements, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Owner Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut) to execute, and to perform its obligations under, the Operative Agreements.

          (b) We have assumed without any independent investigation (i) that each of the Operative Agreements is a valid, binding and enforceable obligation of each party thereto other than State Street, the Owner Trustee and the Owner Participant, as applicable, and, (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street, the Owner Trustee and the Owner Participant, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto.

          (c) The enforcement of any obligations of State Street, the Owner Trustee or the Owner Participant, as applicable, under any of the Operative Agreements may be limited (i) in the case of State Street, by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as (ii) as relates to State Street, the Owner Trustee or the Owner Participant, by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street, the Owner Trustee or the Owner Participant, as applicable, under any of the Operative Agreements.

          (d) We express no opinion as to the enforceability of any particular provision of any of the Operative Agreements relating to remedies after default.

          (e) We express no opinion as the availability of any specific or equitable relief of any kind.

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          (f) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

          (g) We express no opinion as to the enforceability of any particular provision of any of the Operative Agreements relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or other provisions of the Uniform Commercial Code ("UCC") of the State of Connecticut (the "Connecticut UCC"), (v) the grant of powers of attorney to any person or entity, (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (viii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

          (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

          (i) No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Agreements.

          (j) We express no opinion as to any requirement that any party to the Operative Agreements (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

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          (k) We have made no examination of, and no opinion is given herein as to the Owner Trustee's or Owner Participant's title to or other ownership rights in, the accuracy of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, the Indenture Estates. We express no opinion as to the creation, attachment, validity, perfection or priority of any security interest, mortgage, or other lien or encumbrance with respect to any of the property or assets of the Owner Trustee.

     Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in the State of Connecticut and the Federal laws of the United States of America governing the banking and trust powers of State Street and, solely with respect to the validity and binding nature of the Indentures and the Certificates, the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Agreements. Insofar as the opinions expressed herein involve the laws of the State of New York, we have with your permission and without independent investigation relied entirely upon the opinion letter dated the date hereof of Davis Polk & Wardwell, and the opinions set forth herein are subject to each of the assumptions, exceptions, qualifications and limitations contained in such opinion letter. We have assumed that the Trust Agreements and the Indentures will not differ in any material respect from the forms of Trust Agreement and Indenture filed as exhibits to the Registration Statement and that no relevant provision of Connecticut, New York or United States of America federal law will have differed in any material respect from such law as in effect on the date hereof. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by the Transportation Code, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

     This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

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     Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth below, we are of the opinion that:

     1. State Street is a national banking association validly formed and validly existing under the laws of the United States of America, authorized to transact the business of banking under the laws of the United States of America as a national banking association and exercise fiduciary powers.

     2. Upon the execution and delivery by State Street and the Owner Trustee, as the case may be, of each of the Trust Agreements and the execution and delivery of the Trust Agreements by the respective owner participant and assuming that at the time of such execution and delivery State Street continues in existence as a national banking association authorized to transact business as a national bank and exercise fiduciary powers and has maintained its current full corporate power and authority to enter into and perform the Trust Agreements, each of the Trust Agreements will constitute a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Trust Agreements, of State Street) enforceable against the Owner Trustee (and, to the extent set forth in the respective Trust Agreements, against State Street) in accordance with its terms; and assuming each of the Trust Agreements is properly authorized, executed and delivered by such owner participant and that the terms of the Trust Agreements are not, and the performance by the applicable owner participant is not, in violation of its charter or by-laws or any laws (federal, state or otherwise), documents, judgments, regulations or other provisions applicable to such owner participant, each of the Trust Agreements will constitute, under the laws of the State of Connecticut, a legal, valid and binding obligation of the owner participant enforceable against the owner participant named therein in accordance with its terms.

     3. Assuming (i) the due authorization, execution and delivery of each of the Indentures by each of the parties to each such document (other than State Street or the Owner Trustee, as the case may be), (ii) that each such party has, at the time of execution, the corporate power, authority and legal right to execute, deliver and perform each Indenture to which it is a party, (iii) that each such party continues to have such power, authority and legal right,
(iv) that the execution, delivery and performance of each such Indenture by each such party will not violate such party's respective charter or by-laws and fully complies with all laws and governmental rules and regulations (federal, state, or otherwise) that may be applicable to such party, in its individual or trust capacity, as the case may be, (v) that no such document has been terminated, amended, transferred or assigned, (vi) that the conditions to the closing of the transactions contemplated by the Trust Agreements and the

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Indentures set forth in the Trust Agreements, the Indentures and the other
Operative Agreements, as applicable, will have been satisfied, and (vii) that State Street or the Owner Trustee, as the case may be, has maintained its current full corporate power and authority to enter into and perform the Trust Agreements and Indentures and to enter into, issue and perform the Certificates to be issued under each Indenture, (a) upon the execution and delivery of the Indentures by State Street or the Owner Trustee, as the case may be, the Indentures will constitute valid and binding agreements of State Street or the Owner Trustee, as the case may be, and (b) upon the due execution by the Owner Trustee and the due authentication by BNY as indenture trustee of each Certificate to be issued under each such Indenture, in each case in accordance with the terms of each such Indenture, each such Certificate, when issued and sold in accordance with the purchase agreement or underwriting agreement between Federal Express and the purchasers or underwriters, as the case may be, named therein will be a valid and binding obligation of the Owner Trustee and will be entitled to the benefits of the Indenture pursuant to which it was issued.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in any subsequently filed prospectus supplements forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.


                                           Very truly yours,


                                           /s/  BINGHAM DANA LLP
                                                BINGHAM DANA LLP